UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

Northsight Capital, Inc.

(Exact Name of registrant as specified in Its charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4685 South Highland Drive, Suite 202 Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

(801) 278-9424

(Registrant’s telephone number, including area code)

  N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2010, Steven P. Nickolas resigned as a director and as the President and Secretary/Treasurer of Northsight Capital, Inc., a Nevada corporation (the “Company”).  Mr. Nickolas did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Rather, Mr. Nickolas resigned pursuant to Paragraph 1.06 of the Stock Purchase Agreement, dated April 30, 2010, to which Mr. Nickolas was a party, and the terms of which were disclosed in the Company’s Current Report on Form 8-K dated April 30, 2010, which was filed with the Securities and Exchange Commission on May 4, 2010 (the “SPA”).  Under Paragraph 1.06 of the SPA, Mr. Nickolas agreed to remain in his capacities as a director and executive officer of the Company for the sole purpose of signing the Company’s:  (i)  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010;  (ii) Current Report on Form 8-K disclosing the terms of the SPA; and (iii) federal tax returns for all tax years ending on or before the Closing Date of the SPA.  Each of these contingencies having been met, Mr. Nickolas resigned pursuant to the terms of Paragraph 1.06.

On July 22, 2010,  acting pursuant to the authority of the Company’s Bylaws, the Company’s remaining directors, Travis T. Jenson and Wayne Bassham unanimously resolved to appoint Thomas J. Howells to fill the vacancy created by Mr. Nickolas’ resignation from the Company’s Board of Directors, to serve in such capacity until the next annual meeting of the Company’s stockholders and until a successor has been elected and qualified.  Messrs. Jenson and Bassham further resolved to appoint Mr. Jenson as the Company’s President and Mr. Bassham as the Company’s Secretary/Treasurer, with each to serve until the next annual meeting of the Company’s  Board of Directors or his prior resignation or termination and the appointment and qualification of his successor.

Mr. Howells is 38 years of age. He graduated from Westminster College of Salt Lake City, Utah, with a Bachelor’s degree in Business in 1994 and a Master of Business Administration in 2004. Mr. Howells has been an employee of Jenson Services, Inc. for 13 years.  Mr. Howells is also the Secretary/Treasurer and a director of Jenson Services.

Mr. Howells currently serves as the President and CEO of LipidViro Tech, Inc. (OTCBB: LPVO).  Mr. Howells has served on the board of directors of TCX Calibur, Inc. (OTCBB: TCXB), from which he resigned in January, 2009.  In addition, Mr. Howells resigned as a director in August, 2007, from Energroup Holdings Corporation (OCTBB: ENHD), a Nevada corporation.

There is no material plan, contract or arrangement, written or unwritten, to which any Company director or executive officer is a party or in which he participates in connection with his appointment to serve in such capacity.

Since the beginning of the Company’s last fiscal year, there have been no transactions or proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of our current directors or executive officers had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northsight Capital, Inc.

By:	/s/ Travis T. Jenson
Name: Travis T. Jenson
Title: President

Dated: July 22, 2010